UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report July 29, 2010
(Date of earliest event reported)

Commission File Number 0-16211

DENTSPLY International Inc.
(Exact name of registrant as specified in its charter)

Delaware	39-1434669
(State of Incorporation)	(IRS Employer Identification No.)

221 West Philadelphia Street,
York, Pennsylvania	17405-0872
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:
(717) 845-7511

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. - Results of Operations and Financial Condition

The following information is furnished pursuant to Item 2.02, "Results of Operations and Financial Condition."

On July 29, 2010, the Company issued a press release disclosing its second quarter 2010 sales and earnings. This earnings release references net sales, excluding precious metal content, and net income, excluding certain unusual items, both of which could be considered measures not calculated in accordance with generally accepted accounting principles (non-GAAP measures). Due to the fluctuations of precious metal prices and because the precious metal content of the Company's sales is largely a pass-through to customers and has minimal effect on earnings, the Company reports sales both with and without precious metal content to show the Company's performance independent of precious metal price volatility and to enhance comparability of performance between periods.  Earnings from continuing operations, excluding certain unusual items, is presented to enhance the comparability between periods. A copy of the Company's press release is attached hereto as Exhibit (99.1) and is hereby incorporated by reference.

Item 9.01. Financial Statements and Exhibits

(a) Financial Statements - Not applicable.

(b) Exhibits:

99.1 The DENTSPLY International Inc. Second Quarter 2010 earnings release issued July 29, 2010 as referenced in Item 2.02.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DENTSPLY INTERNATIONAL INC
(Company)

By:	/s/ William R. Jellison
William R. Jellison
Senior Vice President and Chief Financial Officer

Date: July 29, 2010